                                  SCHEDULE 13D
                                (Amendment No. 1)



                                                                     EXHIBIT A
                                                                     ---------


                             JOINT FILING AGREEMENT
                             ----------------------


      The undersigned hereby agree that the foregoing statement on Schedule 13D, Amendment No. 1 thereto, and any further amendments thereto may be filed on behalf of each of them.

                                    THE CHESTER H. KIRK 1984 TRUST


                                    By: /s/Heidi H. Kirk
                                        --------------------------------
                                        Heidi H. Kirk, Trustee


                                    By:              *
                                        --------------------------------
                                        Hanns H. Winkhaus, Trustee


                                    /s/Heidi H. Kirk
                                    -----------------------------------
                                    Heidi H. Kirk


                                                    *
                                    -----------------------------------
                                    Hanns H. Winkhaus


                                    *Heidi H. Kirk,
                                    Attorney-in-Fact



                                    /s/Heidi H. Kirk
                                    -----------------------------------
                                    Heidi H. Kirk




                              CUSIP NO. 03234A-10-9
                               Page 17 of 33 Pages